UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2014

A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Approval of 2014 Equity Incentive Plan

At the 2014 Annual Meeting of Stockholders of A. Schulman, Inc. (the “Company”) held on December 12, 2014 (the “2014 Annual Meeting”), the Company’s stockholders approved the adoption of the A. Schulman, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”). The description of the 2014 Equity Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2014 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the 2014 Equity Incentive Plan is to foster and promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2014 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests in the Company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

The 2014 Equity Incentive Plan became effective upon its approval by the stockholders on December 12, 2014 and, unless earlier terminated, will continue until December 12, 2024. A total of 2,000,000 shares of common stock may be issued under the 2014 Equity Incentive Plan.

The 2014 Equity Incentive Plan provides for the award of nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares of common stock, other stock-based awards, performance-based awards and cash-based awards to directors, employees, and consultants of the Company. The 2014 Equity Incentive Plan may be terminated, suspended or amended by the Company’s Board of Directors without stockholder approval unless the amendment materially increases the benefits accruing to participants, materially increases the aggregate number of shares of common stock authorized for grant under the 2014 Equity Incentive Plan, materially modifies the eligibility requirements for participation or is required by any law, regulation or stock exchange rule.

A description of the material terms of the 2014 Equity Incentive Plan was included under the caption “Proposal 4 - Approval of the Company’s 2014 Equity Incentive Plan” in the Company’s definitive proxy materials for the 2014 Annual Meeting as filed with the Securities and Exchange Commission on October 31, 2014.

Executive Officer Employment Agreements

On December 15, 2014, A. Schulman, Inc. (the “Company”) entered into an employment agreement effective December 31, 2014 with Bernard Rzepka to be its President and Chief Executive Officer effective January 1, 2015 (the “Rzepka Agreement”). A copy of the Rzepka Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein. The Company previously announced on June 23, 2014 that Mr. Rzepka would be named to the position of President and Chief Executive Officer following the anticipated retirement of Joseph M. Gingo, the Company’s current President and Chief Executive Officer, on December 31, 2014. In addition, the Company previously announced that Joseph M. Gingo would continue as Chairman of the Board after his retirement, pending his re-election at the Company’s annual meeting of shareholders. These announced changes were part of the Company’s multi-year succession planning process. Mr. Rzepka, 54, has served as Executive Vice President, Chief Operating Officer of the Company since April 2013, previously served as the General Manager and Chief Operating Officer - EMEA since September 2008, and has served the Company in a variety of technology and commercial management positions since 1992.

Also on December 15, 2014, the Company entered into an amended and restated employment agreement with Joseph J. Levanduski as its Vice President, Chief Financial Officer effective December 31, 2014 (the “Levanduski Agreement”), a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein. The Company and Mr. Levanduski were parties to that certain Employment Agreement dated June 10, 2011, as amended by the First Amendment to Employment Agreement dated April 5, 2013, which was scheduled to expire on December 31, 2014. Mr. Levanduski, age 52, has served as the Company’s Vice President and Chief Financial Officer since June 2011. Previously, Mr. Levanduski was with Hawk Corporation for approximately 15 years where he last served as Senior Vice President and Chief Financial Officer.

Also on December 15, 2014, the Company amended the Amended and Restated Employment Agreement entered into with Mr. Gingo on May 19, 2011 (the "Gingo Amendment") for administrative convenience in order to facilitate the settlement of previously awarded long term incentive grants. The Gingo Amendment (a) extends the term of the Agreement, and therefore Mr. Gingo’s employment, to January 31, 2015, (b) provides that Mr. Gingo shall no longer be appointed as President and Chief Executive Officer after December 31, 2014, and (c) changes Mr. Gingo’s base salary to $1.00/month from January 1, 2015 to January 31, 2015. Mr. Gingo, 70, has been Chief Executive Officer and President of A. Schulman since January 1, 2008. A copy of the Gingo Amendment is attached hereto as Exhibit 10.4 and incorporated by reference herein.

In addition, the Compensation Committee and the independent members of the Board of Directors unanimously approved the full vesting upon retirement of all of Mr. Gingo’s outstanding long-term incentive compensation plan awards, as he would otherwise have been entitled to receive only pro rata vesting upon retirement. With regard to outstanding performance-based restricted share grants, the Company will settle all ROIC-based restricted shares at the full amount of the grants, as the Company is currently performing at approximately the maximum vesting levels for those grants, and the Company will settle all relative TSR-based restricted shares at the target level of the grants, as the Company is currently performing approximately at the target level.

The following are summaries of the material terms of the Rzepka Agreement and Levanduski Agreement, and such summaries are qualified in their entirety by the text of the respective agreements.

The Rzepka Agreement

•	The term commences January 1, 2015 and ends on December 31, 2017.

•
Mr. Rzepka’s initial annual base salary is $736,000, which may be increased, from time to time, by the Compensation Committee of the Board of Directors as it deems appropriate in its reasonable business judgment, but which may not be decreased except as a result of Disability, as such term is defined in the Agreement.

•
Mr. Rzepka will be eligible to participate in the Company’s bonus program for senior executives, with a target level of 100% of base salary and leverage ranging from zero to 200% based upon the achievement of performance metrics determined by the Compensation Committee.

•
Mr. Rzepka will also be eligible to receive benefits made generally available to the Company’s executives in accordance with Company policies and will be eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

•
Upon termination of Mr. Rzepka’s employment during the term of the Agreement, he may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation by Mr. Rzepka for Cause, or by reason of Mr. Rzepka’s death or Disability (as such terms are defined in the Agreement). In the event the Company terminates Mr. Rzepka’s employment without Cause or Mr. Rzepka elects a Resignation for Cause prior to the expiration of the Agreement and prior to a Change-in-Control, Mr. Rzepka shall receive: (i) the greater of his salary for the remaining term of the Agreement or for a period of 24 months; (ii) a bonus on each October 31 during the remaining term of the Agreement in an amount equal to 100% of his then effective base salary; (iii) pro rata vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Rzepka is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of his salary for 24 months to a designated beneficiary. In the event that Mr. Rzepka becomes Disabled, the Company shall pay 60% of his base salary plus medical benefits for Mr. Rzepka and his family during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Rzepka; provided, however, that the 60% payments and medical benefits shall continue for the remainder of the 24-month period.

•
In the event Mr. Rzepka is terminated by the Company or he voluntarily terminates his employment following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability, or (iii) termination by Mr. Rzepka without Good Reason (as such terms are defined in the Agreement), Mr. Rzepka shall be paid a lump sum amount equal to three times the sum of: (1) the greater of (a) Mr. Rzepka’s base salary in effect immediately prior to the Change-in-Control event or (b) in effect on the date of notice of his termination; and (2) the greater of (x) the annual bonus earned by Mr. Rzepka in respect of the Company’s fiscal year immediately preceding that in which the date of termination occurs, (y) the average annual bonus earned in respect of the three fiscal years immediately preceding that in which the Change in Control occurs, or (z) $736,000. Of the foregoing amounts, an amount equal to one year’s base salary plus one year’s annual bonus shall be in consideration of certain restrictive covenants. Additionally, Mr. Rzepka shall receive certain insurance benefits for 18 months from the date of termination.

•
Mr. Rzepka is entitled to a severance equal to his base salary then in effect if his agreement expires and his employment as Chief Executive Officer terminates or such employment continues but he is not afforded similar severance protection.

•
Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Agreement, for a period of one year following any termination of Mr. Rzepka’s employment, he shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•
Under the terms of the Agreement, Mr. Rzepka is not entitled to receive a tax gross up from the Company for any excise tax imposed upon him under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Rzepka pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Rzepka shall receive the greater of the net best effects of the following: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

The Levanduski Agreement

•	The term commences January 1, 2015 and ends on December 31, 2017.

•
Mr. Levanduski’s initial annual base salary is $460,000 which may be increased from time to time by the Compensation Committee of the Board of Directors as it deems appropriate in its reasonable business judgment, but which may not be decreased except as a result of Disability, as such term is defined in the Agreement.

•
Mr. Levanduski will be eligible to participate in the Company’s bonus program for senior executives, with a target level of 70% of base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics, as well as an assessment of Mr. Levanduski’s individual performance.

•
Mr. Levanduski will also be eligible to receive benefits made generally available to the Company’s executives in accordance with Company policies and will be eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

•
Upon termination of Mr. Levanduski’s employment during the term of the Agreement, he may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Levanduski or by reason of Mr. Levanduski’s death or Disability (as such terms are defined in the Agreement). In the event the Company terminates Mr. Levanduski’s employment without Cause or Mr. Levanduski elects a Resignation for Cause prior to the expiration of the Agreement and prior to a Change-in-Control, Mr. Levanduski shall receive: (i) the greater of his salary for the remaining term of the Agreement or for a period of 12 months; (ii) a bonus on each October 31 during the remaining term of the Agreement in an amount equal to his target bonus then in effect; (iii) pro rata vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Levanduski is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Levanduski’s salary for 24 months to a designated beneficiary. In the event that Mr. Levanduski becomes Disabled, the Company shall pay Mr. Levanduski 60% of his base salary plus medical benefits for Mr. Levanduski and his family during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Levanduski; provided, however, that the 60% payments and medical benefits shall continue for the remainder of the 24-month period.

•
In the event Mr. Levanduski is terminated by the Company or he voluntarily terminates his employment following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability, or (iii) termination by Mr. Levanduski without Good Reason (as such terms are defined in the Agreement), Mr. Levanduski shall be paid a lump sum amount equal to two times the sum of: (1) the greater of (a) Mr. Levanduski’s base salary in effect immediately prior to the Change-in-Control event or (b) in effect on the date of notice of his termination; and (2) the greater of (x) the annual bonus earned by Mr. Levanduski in respect of the Company’s fiscal year immediately preceding that in which the date of termination occurs, (y) the average annual bonus earned in respect of the three fiscal years immediately preceding that in which the Change in Control occurs, or (z) $322,000. Of the foregoing amounts, one-half of such payments shall be in consideration of certain restrictive covenants. Additionally, Mr. Levanduski shall receive certain insurance benefits for 18 months from the date of termination.

•
Mr. Levanduski is entitled to a severance equal to his base salary then in effect if his agreement expires and his employment as Chief Financial Officer terminates or such employment continues but he is not afforded similar severance protection.

•
Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Agreement, for a period of one year following any termination of Mr. Levanduski’s employment, he shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•
Under the terms of the Agreement, Mr. Levanduski is not entitled to receive a tax gross up from the Company for any excise tax imposed upon him under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Levanduski pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Levanduski shall receive the greater of the net best effects of the following: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Executive Officer Change-in-Control Agreements

On December 15, 2014, A. Schulman, Inc. (the “Company”) entered into change-in-control agreements (the “Change-in-Control Agreements”) with certain of its executive officers, including named executive officers David C. Minc, Vice President, Chief Legal Officer and Secretary, and Gustavo Perez, Vice President, General Manager - Latin America. The Change-in-Control Agreements supersede and replace all current change-in-control agreements previously executed by the Company with respect to such covered executives and other executive officers, which by their terms were scheduled to expire on December 31, 2014. The material provisions of the Change-in-Control Agreements, which have not changed other than with respect to term, are described below. The summary description is qualified in its entirety by reference to the complete text of the Change-in-Control Agreements, a form of which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

•	The term of the Change-in-Control Agreements commences on December 15, 2014 and ends on December 31, 2017.

•
The Change-in-Control Agreements provide that in the event (i) a covered executive is terminated by the Company during a Change-in-Control Protection Period without Cause, or (ii) a covered executive resigns from the Company during a Change-in-Control Protection Period for Good Reason (as such terms are defined in the Change-in-Control Agreements), such covered executive shall be entitled to the following: (1) continued payment of compensation and the provision of benefits through the date of termination; (2) an amount equal to any accrued, but unused vacation days; (3) a lump sum cash payment equal to the sum of (a) 200% of the covered executive’s base salary for the calendar year immediately preceding the year in which the date of termination occurs, plus (b) 200% of the covered executive’s annual target bonus for the fiscal year in which termination occurs; and (4) the continuation of certain insurance benefits for a period of 18 months after the date of termination.

•
Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Change-in-Control Agreements, in the event that a covered executive becomes entitled to receive compensation under their respective Change-in-Control Agreement, then for a period of one year such covered executive shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

•
Under the terms of the Change-in-Control Agreements, covered executives are not entitled to receive a tax gross up from the Company for any excise tax imposed upon them under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 12, 2014, A. Schulman, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of: (i) electing ten directors for a term expiring at the 2015 Annual Meeting of Stockholders; (ii) ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015; (iii) approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in its proxy statement; and (iv) approving the Company’s 2014 Equity Incentive Plan. As of the close of business on October 17, 2014, the record date for the Annual Meeting, there were 29,127,212 shares of common stock, $1.00, par value, outstanding and entitled to vote. At the Annual Meeting, 27,756,511, or approximately 95.29%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. All director nominees were elected, and all proposals were approved by the stockholders. The proposal to approve on an advisory basis the compensation of the Company’s named executive officers was approved by 97.98% of shares voted at the Annual Meeting. The proposal to approve the Company’s 2014 Equity Incentive Plan was approved by 88.41% of shares voted at the Annual Meeting. The Company issued a press release announcing the results of the voting of the Annual Meeting on December 15, 2014, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The detailed results of the voting at the Annual Meeting as announced by the Company are as follows:

1.	Election of ten directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eugene R. Allspach	23,838,953	272,190	471,614	2,368,724
Gregory T. Barmore	24,608,129	277,243	502,415	2,368,724
David G. Birney	24,608,129	277,243	502,415	2,368,724
Joseph M. Gingo	24,568,778	21,740	797,269	2,368,724
Michael A. McManus, Jr.	24,286,122	477,972	623,693	2,368,724
Lee D. Meyer	25,022,453	15,581	349,753	2,368,724
James A. Mitarotonda	24,991,184	22,439	374,164	2,368,724
Ernest J. Novak, Jr.	24,938,548	20,868	428,371	2,368,724
Dr. Irvin D. Reid	24,607,124	278,638	502,025	2,368,724
Bernard Rzepka	25,026,397	11,838	349,552	2,368,724

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,537,205	202,156	17,150	0

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,876,773	444,608	66,406	2,368,724

4.	Approval of the Company’s 2014 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,445,994	2,699,663	242,130	2,368,724

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	A. Schulman, Inc. 2014 Equity Incentive Plan (filed herewith).

10.2	Employment Agreement, by and between A. Schulman, Inc. and Bernard Rzepka, effective December 31, 2014 (filed herewith).

10.3	Amended and Restated Employment Agreement, by and between A. Schulman, Inc. and Joseph J. Levanduski, effective December 31, 2014 (filed herewith).

10.4	Amendment to Amended and Restated Employment Agreement, by and between A. Schulman, Inc. and Joseph M. Gingo, effective December 31, 2014 (filed herewith).

10.5	Form of Executive Officer Change-in-Control Agreement (filed herewith).

99.1	Press Release, dated December 15, 2014 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: December 15, 2014